Calculation of Filing Fee Tables
S-4
UNION PACIFIC CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock (par value of $2.50 per share)	Other	224,783,758		$ 41,682,486,457.90	0.0001531	$ 6,381,588.68
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 41,682,486,457.90		$ 6,381,588.68
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,381,588.68
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This registration statement relates to the registration of the maximum number of shares of common stock, par value $2.50 per share, of Union Pacific Corporation, which is referred to as Union Pacific, estimated to be issuable by the registrant pursuant to the mergers described in this registration statement and the Agreement and Plan of Merger, dated as of July 28, 2025, which, as may be amended from time to time, is referred to as the merger agreement, by and among Union Pacific, Ruby Merger Sub 1 Corporation, Ruby Merger Sub 2 LLC and Norfolk Southern Corporation, which is referred to as Norfolk Southern. The amount in the "Amount Registered" column represents the maximum number of shares of Union Pacific common stock estimated to be issuable at the first effective time, as defined in this registration statement. The number of shares of Union Pacific common stock being registered is based on (a) (i) 224,783,758, which represents the maximum number of shares of common stock, par value $1.00 per share, of Norfolk Southern estimated to be outstanding immediately prior to the mergers described herein and in the merger agreement (calculated as the sum of an estimate of the maximum number of Norfolk Southern common stock outstanding as of September 9, 2025 or issuable or expected to be converted or exchanged (including in respect of Norfolk Southern's equity awards) in connection with the mergers), multiplied by (b) the exchange ratio of one (1) share of Union Pacific common stock for each share of Norfolk Southern common stock entitled to receive Union Pacific common stock in the first merger. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, based on (i) the market value of the estimated maximum number of shares of Norfolk Southern common stock that may be canceled and exchanged in the mergers (as set forth in the preceding paragraph), as established by the average of the high and low sales prices of Norfolk Southern common stock on the New York Stock Exchange on September 9, 2025 of $274.98, minus (ii) $20,128,551,351 which is the aggregate amount of cash estimated to be paid by Union Pacific to Norfolk Southern shareholders in the mergers. The aggregate amount of cash set forth in clause (ii) of the prior sentence is equal to (x) the product obtained by multiplying (A) the cash consideration of $88.82 per share of Norfolk Southern common stock by (B) the maximum number of Norfolk Southern common stock that may be canceled in the mergers (including the shares of Norfolk Southern common stock relating to (1) Norfolk Southern restricted stock unit awards that may be converted or exchanged in the mergers and (2) Norfolk Southern phantom stock units, as defined in this registration statement, that may be converted or exchanged in the mergers) plus (y) the product obtained by multiplying (A) the maximum number of Norfolk Southern restricted stock unit awards that may be converted or exchanged in the mergers and Norfolk Southern phantom stock units that may be converted or exchanged in the mergers by (B) the average of the high and low sales prices of Union Pacific common stock on the New York Stock Exchange on September 9, 2025 of $217.14 (which represents the share consideration portion of the merger consideration value, as defined in this registration statement, applicable to such awards, that will be converted into a cash amount pursuant to the terms of the merger agreement).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
224,783,758	$ 274.98	$ 61,811,037,808.98		$ 20,128,551,351.07	$ 41,682,486,457.90

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A